UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 10, 2017

GREENHOUSE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-54759	45-2094634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8400 E. Crescent Pkwy., Suite 600, Greenwood Village, CO 80111

(Address of Principal Executive Offices) (Zip Code)

(970) 439-1905

Registrant's telephone number, including area code

_____________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On May 10, 2017 (the “Issuance Date”), Greenhouse Solutions, Inc. (the “Company” or “we”) entered into a convertible promissory note with JSJ Investments, Inc. (“Holder”) for a 12% convertible promissory note of the Company, in the aggregate principal amount of US$102,000.00 (the “Note”), convertible into shares of common stock of the Company upon the terms and subject to the limitations and conditions set forth in such Note. The Convertible Promissory Note is attached as Exhibit 10.1.

Convertible Promissory Note

The Note, bearing an interest rate of 12% per annum, was entered into on May 10, 2017 for $102,000, attached hereto as Exhibit 10.1, and matures on February 10, 2018. The Note was funded on May 16, 2017 in the amount of $100,000, with the remainder paid to various parties as fees related to the investment. The Company may prepay the Note in full at any time on or prior to 180 days after May 10, 2017 (the “Prepayment Date”). Until the 90th day after the Issuance Date, the Company may pay the principal at a cash redemption premium of 135%, in addition to outstanding interest, without the Holder’s consent; from the 91st day to the 120th day after the Issuance Date, the Company may pay the principal at a cash redemption premium of 140%, in addition to outstanding interest, without the Holder’s consent; from the 121st day to the Prepayment Date, the Company may pay the principal at a cash redemption premium of 145%, in addition to outstanding interest, without the Holder’s consent. After the Prepayment Date up to the Maturity Date, the Note will have a cash redemption premium of 150% of the then outstanding principal amount of the Note, plus accrued interest and 18% interest per annum (the “Default Interest”), if any, which may only be paid by the Company upon Holder’s prior written consent.

At any time on or after the Maturity Date, the Company may repay the then outstanding principal plus accrued interest and Default Interest, if any, to the Holder.

At any time after the Issuance Date, the Holder shall be entitled to convert the outstanding and unpaid principal and accrued interest of the Note into fully paid and non-assessable shares of Common Stock in accordance with the Conversion Price as follows: the Conversion Price will be fixed at $0.03 per share of common stock up until the 180th day after issuance, and after the 180th day (if the Note is not prepaid, triggering an Event of Default), the Conversion Price will be a 40% discount to the average of the two lowest VWAP’s in the 20 days prior to conversion. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of 4.99% (“Conversion Limitation 1”). The Holder shall have the authority to determine whether the restriction will limit any conversion, and accordingly, the Holder may waive the limitation, in whole or in part, upon and effective after 61 days prior written notice to the Company to increase or decrease such percentage to any other amount as determined by Holder in its sole discretion. To accommodate future conversions, the Company will instruct the Transfer Agent to reserve initially 60,000,000 shares of common stock in the name of the Holder for issuance upon conversion.

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SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 1.01 of this Current Report on Form 8-K, incorporated herein by this reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The Company and the Holder executed the Note in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act. The Note outlines the potential to convert the principal and interest of the Note into Securities, and the Holder understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth in the Note in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.

See the disclosures under Item 1.01 of this Current Report on Form 8-K, incorporated herein by this reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit

10.1	Convertible Promissory Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenhouse Solutions, Inc.

Date: July 25, 2017	By:	/s/ John G. Michak, III
	Name:	John G. Michak, III
	Title:	Chief Operating Officer

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